Exhibit 99.2

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, MI 49525

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Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE
CONTACT:
Robert E. Schermer, Jr.
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE ANNOUNCES INITIATIVE TO RESHAPE CAPITAL STRUCTURE

        GRAND RAPIDS, Michigan, September 22, 2005. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s premier franchise operator and only publicly traded Wendy’s franchisee and O’Charley’s franchisee, today announced that its Board of Directors has authorized management to initiate efforts to reduce and refinance its long-term debt. Most of Meritage’s indebtedness is at the subsidiary level and relates to its Wendy’s operations. The Board of Directors has engaged Rod Guinn, Managing Director of SteppingStone Capital Partners, LLC, as its financial advisor to assist it in evaluating options and initiating a plan. Guinn was previously the Managing Director of FleetBoston’s Restaurant Group, a preeminent provider of debt capital to restaurant investors and operators, and a leader in advising the restaurant industry on raising debt and equity for buyouts, mergers and recapitalizations. One of the aims of completing this plan is to enable the Board of Directors to adopt a cash dividend program.

        Robert Schermer, Jr., the Company’s CEO, stated “As we move forward with our O’Charley’s growth plan, we find ourselves in a position where we would like to reduce and refinance our long-term indebtedness to give us more flexibility in shaping our capital structure. This includes considering additional cash dividends for our shareholders. I am confident that Rod Guinn will provide significant assistance in helping us achieve these goals.” In January 2005, the Company paid out a cash dividend of $0.05 per outstanding common share.

        Meritage is one of the nation’s premier franchise operators currently operating 52 restaurants. The Company operates 48 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan, serving more than nine million customers annually. Meritage has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system over the past several years. Meritage is also the nation’s first O’Charley’s franchisee with four O’Charley’s restaurants in operation and additional restaurants under development. Meritage holds the right to develop O’Charley’s restaurants throughout Michigan.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; delays in scheduled restaurant openings; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s subjects Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.